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                                                                    Exhibit 24.2

C-COR.NET CORP.
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                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS That I, I.N. Rendall Harper, Jr. of Monroeville, PA do hereby appoint DAVID A. WOODLE and WILLIAM T. HANELLY, or either of them, attorney for me and in my name and on my behalf to sign the Registration Statement on Form S-3 or Form S-4, and any amendments thereto of C-COR.NET CORP. to be filed with the Securities and Exchange Commission under the Securities Act of 1933, in connection with the registration of the securities of this Company, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.


Dated:  January 18, 2000

                              /s/ I.N. Rendall Harper, Jr.
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